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                                                                    EXHIBIT 10.1





                         EMPLOYEE STOCK OPTION PLAN
                       OF APACHE MEDICAL SYSTEMS, INC.

                (Amended and Restated Effective May 1, 1997)


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
                                                   TABLE OF CONTENTS
                                                   -----------------
Section 1.             Purpose.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Section 2.             Definitions.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Section 3.             Administration.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Section 4.             Common Stock Subject to Plan.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Section 5.             Eligibility.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Section 6.             Terms and Conditions of Options.   . . . . . . . . . . . . . . . . . . . . . . . . .  4
Section 7.             Treatment of Options Upon Termination.   . . . . . . . . . . . . . . . . . . . . . .  5
Section 8.             Adjustment Provisions.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Section 9.             Term of Plan.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Section 10.            Change in Control.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Section 11.            General Provisions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Section 12.            Amendment or Discontinuance of the Plan.   . . . . . . . . . . . . . . . . . . . . .  8
Section 13.            Effective Date of Plan.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8





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                           EMPLOYEE STOCK OPTION PLAN
                        OF APACHE MEDICAL SYSTEMS, INC.

                  (AMENDED AND RESTATED EFFECTIVE MAY 1, 1997)

SECTION 1.       PURPOSE.

         The purpose of the Plan, as hereinafter set forth, is to enable the Company to attract, retain and reward corporate officers, managerial and other significant employees, and non-employees (other than non-employee directors) who have an ongoing consultant or independent contractor relationship with the Company, by offering such individuals an opportunity to have a greater proprietary interest in and a closer identity with the Company and its financial success.

         Options granted under this Plan may be Incentive Stock Options or Nonqualified Stock Options. However, Incentive Stock Options may only be granted to employees of the Company.

SECTION 2.       DEFINITIONS.

         Board:  The Board of Directors of the Company.

         Change in Control: The purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally; the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 30% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities; a liquidation or dissolution of the Company; or of the sale of all or substantially all of the Company's assets.

         Code: The Internal Revenue Code of 1986, as amended from time to time.

         Committee: The Compensation Committee of the Board or such other committee as shall be appointed by the Board to administer the Plan pursuant to
Section 3.

         Common Stock: The common stock, $0.01 par value, of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 8.

         Company: APACHE Medical Systems, Inc., a Delaware corporation, its subsidiary or subsidiaries, and any successor thereto.





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         Disabled or Disability:  Permanent and total disability, as defined in
Code Section 22(e)(3). A Participant shall not be considered Disabled unless the Committee determines that the Disability arose prior to such Participant's termination of employment or, in the case of a non-employee Participant, prior to the termination of the consulting or independent contractor relationship between such Participant and the Company.

         Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.

         Fair Market Value: The amount determined by the Committee from time to time, using such good faith valuation methods as it deems appropriate, except that as long as the Common Stock is traded on NASDAQ or a recognized stock exchange, it shall mean the average of the highest and lowest quoted selling prices for the shares on the relevant date, or, if there were no sales on such date, the weighted average of the means between the highest and the lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as prescribed by Treasury Regulation Section 20.2031-2(b)(2), as reported in the Wall Street Journal or a similar publication selected by the Committee.

         Incentive Stock Option: An Option that is intended to qualify as an "incentive stock option" under Code Section 422.

         Nonqualified Stock Option: An Option that is not an Incentive Stock Option.

         Option: An option to purchase shares of Common Stock granted to a Participant pursuant to Section 6.

         Participant: An employee of the Company (including any employee who is a member of the Board) or any non-employee consultant or advisor to the Company whose participation in the Plan is determined by the Committee to be in the best interest of the Company.

         Plan: The Employee Stock Option Plan of APACHE Medical Systems, Inc., as amended from time to time.

SECTION 3.       ADMINISTRATION.

         (a) Committee. The Plan shall be administered by the Committee. To the extent required to comply with the relevant provisions of Rule 16b-3 under the Exchange Act, each member of the Committee shall qualify as a "non-employee director," as defined in Rule 16b-3 or in any successor definition adopted by the Securities and Exchange Commission.

         (b) Authority of the Committee. The Committee shall have the authority to approve individuals for participation; to construe and interpret the Plan; to establish, amend or waive rules and regulations for its administration; and to accelerate the exercisability of any Option or the termination of any restriction under any Option. Options may be subject to such provisions as the Committee shall deem advisable, and may be amended by the Committee from time to





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time; provided that no such amendment may adversely affect the rights of the holder of an Option without such holder's consent.

         (c) Powers of the Committee. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.

         (d) Indemnification. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option awarded under it. To the maximum extent permitted by applicable law, each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including legal fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members may have as members of the Board or under the by-laws of the Company.

SECTION 4.       COMMON STOCK SUBJECT TO PLAN.

         The aggregate shares of Common Stock that may be issued under the Plan shall not exceed 2,200,000, as adjusted in accordance with the provisions of
Section 8.

         In the event of a lapse, expiration, termination, forfeiture or cancellation of any Option granted under the Plan without the issuance of shares, the Common Stock subject to or reserved for such Option may be used again for new grants of Options hereunder; provided that in no event may the number of shares of Common Stock issued hereunder exceed the total number of shares reserved for issuance. Any shares of Common Stock withheld or surrendered to pay withholding taxes pursuant to Section 11(e) or withheld or surrendered in full or partial payment of the exercise price of an Option pursuant to Section 6(d) shall be added to the aggregate shares of Common Stock available for issuance.

SECTION 5.       ELIGIBILITY.

         Options may be granted under the Plan to any employee of the Company, including employees who are officers and/or members of the Board, whose participation the Committee determines is in the best interest of the Company and to any non-employee who is a consultant or advisor to the Company whose participation the Committee determines is in the best interests of the Company (collectively, "Participants"). The Committee shall have absolute discretion to determine, within the limits of the express provisions of the Plan, those Participants to whom and the time or times at which Options shall be granted. The Committee shall also determine, within the limits of the express provisions of the Plan, the number of shares to be subject to each Option, the duration of each Option, the exercise price under each Option, the time or times within which (during the term of the Option) all or portions of each Option may become vested and exercisable, and whether an Option shall be an Incentive Stock Option, a Nonqualified Stock


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Option or a combination thereof.  In making such determination, the Committee may take into account the nature of the services rendered by the Participant, his or her present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant.

         Notwithstanding the foregoing, no Incentive Stock Option shall be granted to any Participant who is not an employee of the Company and no non-employee member of the Board shall be eligible to receive any new Option grant hereunder.

SECTION 6.       TERMS AND CONDITIONS OF OPTIONS.

         Each Option granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

         (a) Option Period. Each Option agreement shall specify the period for which the Option thereunder is granted (which, in the case of Incentive Stock Options, shall not exceed ten years from the date of grant) and shall provide that the Option shall expire at the end of such period.

         (b) Exercise Price. The per share exercise price of each Option shall be determined by the Committee at the time the Option is granted, and, in the case of Incentive Stock Options, shall not be less than the Fair Market Value of Common Stock on the date the Option is granted.

         (c) Vesting of Options. No part of any Option may be exercised until the Participant shall have satisfied the vesting conditions (i.e., such as remaining in the employ of the Company for a certain period of time), if any, as the Committee may specify in the applicable Option agreement. Subject to the provisions of Section 6(e), any Option may be exercised, to the extent exercisable by its terms, at such time or times as may be determined by the Committee.

         (d) Payment. The exercise price of an Option shall be paid in full at the time of exercise (i) in cash, (ii) through the surrender of previously-acquired shares of Common Stock having a Fair Market Value equal to the exercise price of the Option, (iii) through the withholding by the Company (at the election of the Participant) of shares of Common Stock having a Fair Market Value equal to the exercise price or (iv) by a combination of (i), (ii) and (iii).

         (e)     Other Rules Applicable to Incentive Stock Options.

                 (i) Grant Period. Consistent with Section 9, an Incentive Stock Option must be granted within ten years of the date this Plan is adopted (i.e., the Effective Date, as defined in Section 13) or the date the Plan is approved by the stockholders of the Company, whichever is earlier.



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                (ii)     Ten Percent Owner.  If a Participant, on the date that
        an Incentive Stock Option is granted, owns, directly or indirectly, within the meaning of Section 424(d) of the Code, stock representing more than 10% of the voting power of all classes of stock of the Company, then the exercise price per share shall in no instance be less than 110% of the Fair Market Value per share of Common Stock at the time the Incentive Stock Option is granted, and no Incentive Stock Option shall be exercisable by such Participant after the expiration of five years from the date it is granted.

                (iii) Employee Status. To retain favorable Incentive Stock Option tax treatment, the Option holder must at all times from the date the Option is granted through a date that is no more than three months prior to the date it is exercised (or no more than one year prior to the date it is exercised, where the Participant's termination of employment is due to death or Disability) remain an employee of the Company. For this purpose, authorized leaves of absence shall not be deemed to sever the employment relationship.

                (iv) Limitations on Dispositions. To retain favorable Incentive Stock Option tax treatment, Common Stock received upon the exercise of an Incentive Stock Option may not be disposed of prior to the later of two years from the date the Incentive Stock Option is granted or one year from the date the shares of Common Stock are transferred to the Participant upon exercise of the Incentive Stock Option.

                (v) Value of Shares. The aggregate Fair Market Value (determined at the date of grant) of the Incentive Stock Options exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 or any other limit imposed by the Code.

                (f) Limit on the Exercisability of all Options. No Option granted under this Plan may become exercisable prior to six months following the date it is granted or six months after stockholders approve the Plan, whichever date is later.

SECTION 7.     TREATMENT OF OPTIONS UPON TERMINATION.

         (a) Termination due to Disability or Death. Upon the termination of employment of an employee Participant or upon the termination of the consulting or advisor relationship of a non-employee Participant by reason of Disability or death, such Participant's Options shall become or remain fully vested and shall be exercisable by such Participant (or, in the case of death, by his or her estate) for not later than the earlier of one year after the termination date or the expiration of the term of the Options.

         (b) Termination Other than For Cause. Upon the termination of employment of an employee Participant or upon the termination of the consulting or advisor relationship of a non-employee Participant for any reason other than for Cause (as defined in Section 7(c)), Disability or death, such Participant's Options (to the extent vested prior to such termination) may be exercised by such Participant during the six-month period commencing on the date of



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termination, but not later than the expiration of the term of the Options.  If a Participant dies during such six-month period, his or her estate may exercise the Options (to the extent such Options were vested and exercisable prior to death), but not later than the earlier of one year after the date of death or the expiration of the term of the Options. Notwithstanding the foregoing, to retain favorable Incentive Stock Option tax treatment, Incentive Stock Options must be exercised within three months of the Participant's termination of employment.

         (c) Termination for Cause. Upon termination of the employment of an employee Participant or upon the termination of the consulting or advisor relationship of a non-employee Participant for Cause (as defined below), the Participant's right to exercise his or her Options shall terminate at the time notice of termination is given by the Company to such Participant. For purposes of this provision, substantial cause shall include:

                (i) The commission of an action against or in derogation of the interests of the Company which constitutes an act of fraud, dishonesty or moral turpitude or which, if proven in a court of law, would constitute a violation of a criminal code or similar law;

                (ii) A material breach of any material duty or obligation imposed upon the Participant by the Company;

                (iii)   Divulging the Company's confidential information; or

                (iv) The performance of any similar action that the Committee, in its sole discretion, may deem to be sufficiently injurious to the interests of the Company so as to constitute substantial cause for termination.

SECTION 8.       ADJUSTMENT PROVISIONS.

         In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, merger, sale of assets or similar event, the Committee shall adjust equitably (a) the number and class of shares or other securities that are reserved for issuance under the Plan, (b) the number and class of shares or other securities that are subject to outstanding Options, and (c) the appropriate Fair Market Value and other price determinations applicable to Options. The Committee shall make all determinations under this Section 8, and all such determinations shall be conclusive and binding.

SECTION 9.       TERM OF PLAN.

         The Plan shall be deemed adopted and shall become effective on the date it is approved by the stockholders of the Company and shall continue until April 1, 2006, or, if earlier, upon termination of the Plan by the Board or until no Common Stock remains available for issuance under Section 4.




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SECTION 10.  CHANGE IN CONTROL.

        In the event of a Change in Control, all outstanding Options shall fully vest in each Participant. The Committee, in its discretion, may also provide in any Option agreement for adjustment of certain terms of such Option upon the occurrence of a Change in Control.

SECTION 11.  GENERAL PROVISIONS.

        (a) Employment. Nothing in the Plan or any related instrument shall confer upon any employee Participant or other employee any right to continue in the employ of the Company or shall affect the right of the Company to terminate the employment of any employee Participant or other employee with or without cause.

        (b) Legality of Issuance of Shares. No Common Stock shall be issued pursuant to the exercise of an Option unless and until all legal requirements applicable to such issuance have been satisfied.

        (c) Ownership of Common Stock Allocated to Plan. No Participant (individually or as a member of a group), and no beneficiary or other person claiming under or through such Participant, shall have any right, title or interest in or to any Common Stock allocated or reserved for purposes of the Plan or subject to any Option, except as to shares of Common Stock, if any, as shall have been issued to such Participant or beneficiary.

        (d) Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Virginia.

        (e) Withholding of Taxes. The Company may withhold, or allow a Participant to remit to the Company, any Federal, state or local taxes required by law to be withheld with respect to any event giving rise to income tax liability with respect to an Option. In order to satisfy all or any portion of such income tax liability, a Participant may elect to surrender Common Stock previously acquired by the Participant or to have the Company withhold Common Stock that would otherwise have been issued to the Participant pursuant to the exercise of an Option, the number of shares of such withheld or surrendered Common Stock to be sufficient to satisfy all or a portion of the income tax liability that arises upon the event giving rise to income tax liability with respect to an Option.

        (f) Nontransferability. During the lifetime of a Participant, any Option granted to him or her be exercisable only by him or her or by his or her guardian or legal representative. No Option shall be assignable or transferable, except by will or by the laws of descent and distribution, and no option shall be subjected to any encumbrance, pledge or charge of any nature.




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SECTION 12.      AMENDMENT OR DISCONTINUANCE OF THE PLAN.

         The Board, acting by a majority of its members, without further action on the part of the stockholders, may from time to time alter, amend or suspend the Plan or any Option granted hereunder or may at any time terminate the Plan; provided, however, that the Board may not materially increase the number of shares of Common Stock subject to the Plan (except as provided in Section 8 hereof); and provided further that no such action shall materially and adversely affect any outstanding Options without the consent of the respective Participants.

SECTION 13.      EFFECTIVE DATE OF PLAN.

         The Plan as adopted by the Board and approved by stockholders was originally effective as of November 8, 1990 and amended and restated as of April 1, 1996. The Plan is hereby further amended and restated effective May 1, 1997 (the "Effective Date"), subject to approval by the holders of a majority of the outstanding shares of Common Stock of the Company.




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